                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES 10+ YEAR CREDIT BOND ETF (ISHLCRD)
    BlackRock Allocation Target Shares: Series C Portfolio (BATSC)
    BlackRock Balanced Capital Portfolio (FI) (BCS_F)
    BlackRock Core Bond Portfolio (BR-CORE)
    Strategic Income Opportunities Fund (BR-SIP)
    BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
    BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
    BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
    Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
    Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
    (SMF_PRUTR)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    02-07-2017
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Citigroup Inc. (2046)

Selling Underwriter        Citigroup Global Markets Inc.

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Citigroup Global Markets Inc., Credit Suisse
                           Securities (USA) LLC, Deutsche Bank Securities
                           Inc., The Huntington Investment Company, ING
                           Financial Markets LLC, Natixis Securities Americas
                           LLC, Scotia Capital (USA) Inc., Skandinaviska
                           Enskilda Banken AB (publ), SMBC Nikko Securities
                           America, Inc., ABN AMRO Securities (USA) LLC, ANZ
                           Securities, Inc., Apto Partners, LLC, C.L. King &
                           Associates, Inc., CastleOak Securities, L.P.,
                           Commonwealth Bank of Australia, Credit Agricole
                           Securities (USA) Inc., Danske Markets Inc., Fifth
                           Third Securities, Inc., Great Pacific Securities,
                           HSBC Securities (USA) Inc., Mischler Financial
                           Group, Inc., MUFG Securities Americas Inc., nabSecurities, LLC, Nomura Securities
                           International, Inc., Penserra Securities LLC, PNC
                           Capital Markets LLC, RBC Capital Markets, LLC,
                           Santander Investment Securities Inc., SunTrust
                           Robinson Humphrey, Inc., TD Securities (USA) LLC,
                           U.S. Bancorp Investments, Inc., UniCredit Capital
                           Markets LLC

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TRANSACTION DETAILS

Date of Purchase     02-07-2017

Purchase Price/Share
(PER SHARE / % OF PAR)    $99.742 Total Commission, Spread or Profit     0.875%

1.  Aggregate Principal Amount Purchased (a+b)                     $125,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $ 43,099,000

    b.  Other BlackRock Clients                                    $ 81,901,000

2.  Aggregate Principal Amount of Offering                         $750,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.16667

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:       Dipankar Banerjee                       Date:   02-09-2017
                    --------------------------------------         ------------
                    Global Syndicate Team Member

Approved by:        Steven DeLaura                          Date:   02-09-2017
                    --------------------------------------         ------------
                    Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                           DEFINITION
Fund Ratio                     Number appearing at the bottom of page 1 of 2
                               of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering      The securities are sold in a public offering
                               conducted under the laws of a country other than the United States and

                               (a) the offering is subject to regulation in
                                   such country by a "foreign financial
                                   regulatory authority," as defined in
                                   Section 2(a)(50) of the Investment Company
                                   Act of 1940;

                               (b) the securities were offered at a fixed
                                   price to all purchasers in the offering
                                   (except for any rights to purchase
                                   securities that are required by law to be granted to existing security holders of the issuer);

                               (c) financial statements, prepared and audited
                                   as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                               (d) if the issuer is a "domestic issuer," i.e.,
                                   other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                                   (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least
                                   12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                              DEFINITION
Eligible Municipal Securities     The securities:

                                  (a) are direct obligations of, or
                                      obligations guaranteed as to principal
                                      or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                  (b) are sufficiently liquid that they can be
                                      sold at or near their carrying value
                                      within a reasonably short period of
                                      time; and

                                  (c) either

                                      (1) are subject to no greater than
                                          moderate credit risk; or

                                      (2) if the issuer of the municipal
                                          securities, or the entity supplying
                                          the revenues or other payments from
                                          which the issue is to be paid, has
                                          been in continuous operation for
                                          less than three years, including the
                                          operation of any predecessors, the
                                          securities are subject to a minimal
                                          or low amount of credit risk.

                                  Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering       The securities are sold in an offering where

                                  (a) the securities are offered or sold in
                                      transactions exempt from registration
                                      under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                  (b) the securities were sold to persons that
                                      the seller and any person acting on
                                      behalf of the seller reasonably believe
                                      to include qualified institutional
                                      buyers, as defined in Rule 144A
                                      ("QIBs"); and

                                  (c) the seller and any person acting on
                                      behalf of the seller reasonably believe
                                      that the securities are eligible for
                                      resale to other QIBs pursuant to
                                      Rule 144A.

Government Securities Offering    The security is issued or guaranteed as to
                                  principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                 DEFINITION
U.S. Registered Public Offering.     The securities offered are registered
                                     under the Securities Act of 1933 that are being offered to the public.